Exhibit 10(a)(xiii)

H.J. Heinz Company
Senior Executive Incentive Compensation Plan
(as amended and restated effective January 1, 2008)
1. Establishment and Purpose
The purpose of the H.J. Heinz Company Senior Executive Incentive Compensation Plan is to permit H.J. Heinz Company (the “Company”), through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain highly skilled executives and to motivate such executives to maximize the profitability of the Company.
Upon approval of the Board of Directors of the Company, the Plan shall be effective as of May 1, 2003, subject to approval by the shareholders of the Company in accordance with Section 162(m) of the Code (or any successor section thereto) and regulations thereunder (“Section 162(m)”).
2. Definitions
"Award” shall mean the amount granted to a Participant by the Committee for a Performance Period.
"Board” shall mean the Board of Directors of the Company.
"Code” shall mean the Internal Revenue Code of 1986, as amended.
"Committee” shall mean the Management Development and Compensation Committee of the Board, or any successor to such committee as may be appointed by the Board, or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Code (or any successor section thereto) and regulations thereunder.
“Deferred Compensation Plan” shall mean the H.J. Heinz Company Executive Deferred Compensation Plan, as amended and restated effective January 1, 2005, and as further amended from time to time, or such other deferred compensation plan of the Company as designated by the Committee under which deferrals of Awards under this Plan are permitted.
"Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
"Executive” shall mean any “covered employee” as defined in Section 162(m) and, in the discretion of the Committee, any other executive officer of the Company or its subsidiaries or affiliates.

"Incentive Pool” shall mean the aggregate dollar value of the maximum Awards payable under the Plan in any Performance Period, as specified in Section 4(a) of the Plan.
"Net Income” shall mean, for each Performance Period, the Company’s net income from continuing operations as reported in the Company’s income statement for the Performance Period, adjusted to eliminate the after-tax effects of any restructuring charges, extraordinary items, and the cumulative effect of accounting changes, each as defined by accounting principles generally accepted in the United States.
"Participant” shall mean, for each Performance Period, each Executive who is a “covered employee” (as defined in Section 162(m)) for that Performance Period, unless otherwise determined by the Committee in its sole discretion.
"Performance Period” shall mean the Company’s fiscal year or any other period designated by the Committee with respect to which an Award may be granted.
"Plan” shall mean the H.J. Heinz Company Senior Executive Incentive Compensation Plan, as amended from time to time.
"Stock Plans” shall mean the H.J. Heinz Company Fiscal Year 2003 Stock Incentive Plan, as amended from time to time, and/or any prior and successor stock plans adopted or assumed by the Company.
3. Administration
The Committee shall administer the Plan. The Committee shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the maximum Awards and the amounts of any Awards and to make all determinations, and take all other actions necessary or appropriate in the administration of the Plan. Prior to the beginning of any Performance Period, the Company shall identify in writing each Participant who shall be eligible to participate in the Plan in respect of the Performance Period.
Before payments are made under the Plan, the Committee shall certify in writing the aggregate amount of the Incentive Pool as determined under Section 4(a) and the maximum Award payable to any Participant for the Performance Period pursuant to the allocation process established pursuant to Section 4(b).
The Committee’s interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its shareholders and Participants, current Executives, former Executives, and each of their respective successors and assigns.

4. Determination of Awards
(a) The Incentive Pool for a Performance Period shall equal 1.5% of Net Income.
(b) Prior to the beginning of each Performance Period, or at a later time as permitted by the applicable provisions of the Code, the Committee shall establish for each Participant a maximum Award, expressed as a percentage of the Incentive Pool for the Performance Period pursuant to paragraph (a) of this section (a “Maximum Percentage”), provided that the total of all such maximum percentages shall not exceed 100%, and the Maximum Percentage for any one Participant shall not exceed 40% of the total Incentive Pool.
(c) Following the end of each Performance Period, the Committee shall determine the final amount of any Award with respect to each Participant, which may range from zero to an amount not exceeding the amount equal to the Maximum Percentage specified for such Participant; provided, however, that the excess of (x) the amount of the Incentive Pool equal to the Maximum Percentage over (y) the amount of the Award actually payable to a Participant at the end of the Performance Period shall revert to the Company as part of the general assets of the Company, and shall not revert to the Incentive Pool or otherwise be used to increase the amount of any other Participant’s Award under the Plan. The aggregate amount of all Awards under the Plan for any Performance Period shall not exceed 100% of the Incentive Pool established pursuant to paragraph (a) of this section.
5. Payment of Awards
Each Participant shall be eligible to receive payment of all or a portion of that Participant’s Award, as soon as practicable after the Committee determines the amount of such Award for a Performance Period (but in no event later than the 15th day of the third month following the later of the end of the Company’s or the Participant’s taxable year in which occurs the later of (i) the “legally binding right of the Participant to the payment” with respect to the Award, as determined under Code section 409A and the regulations thereunder, or (ii) the time the Award first ceases to be subject to a “substantial risk of forfeiture,” as defined under Code section 409A and the regulations thereunder); provided, however, that pursuant to procedures established by the Committee prior to the commencement of the applicable Performance Period (or at such other time permitted by Section 8 and the rules of Code Section 409A), and consistent with the provisions of Section 8 and the rules of Code Section 409A, payment of any Award may be deferred under the Deferred Compensation Plan in accordance with a written election by the Participant. Notwithstanding the foregoing, payment of all or a portion of any Award may be deferred by the Company under the Deferred Compensation Plan, consistent with the provisions of Section 8 and the rules of Code Section 409A, at the discretion of the Committee, regardless of any written election by a Participant, if in the judgment of the Committee, such deferral is prudent and appropriate.
Awards may be paid in cash, stock, restricted stock, options, other stock-based or stock-denominated units, or any combination thereof as determined by the Committee. Stock or stock-based awards may be granted under the terms and conditions of the applicable Stock Plan.

6. Termination and Amendments
Subject to the provisions of Section 8, the Committee may terminate this Plan at any time. In no event shall the termination of the Plan adversely affect the rights of any Participant to deferred amounts previously awarded such Participant, plus any earnings thereon.
Subject to the provisions of Section 8, the Committee may amend the Plan at any time and from time to time. However, no such amendments shall be permitted without the consent of the shareholders of the Company if such an amendment would require such consent pursuant to Section 162(m) or the Exchange Act, or any other applicable law, rule, or regulation. No such amendment which adversely affects a Participant’s rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.
7. Other Provisions
(a) No Executive or Participant shall have any claim or right to be granted an Award under this Plan until such Award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive or Participant any right to be retained in the employ of the Company or in any way interfere with or limit the right of the Company to terminate any Executive’s or Participant’s employment at any time. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives or Participants under any other plan, agreement, or arrangement in effect at the time this Plan is established or upon a subsequent date.
(b) No Executive or Participant shall, at any time, have a right to be selected for participation in the Plan for any Performance Period, despite having previously participated in the Plan.
(c) The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.
(d) No Executive or Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any person or entity acquires a right to receive payments under the Plan, such rights shall be that of an unsecured general creditor of the Company.
(e) All questions pertaining to the construction, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws.

(f) With the exception of payments made following the death of a Participant, the rights and benefits of a Participant hereunder are personal to the Participant and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment, or other disposition.
(g) Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.
(h) If any provision of this Plan would cause Awards not to constitute “qualified performance-based compensation” under Section 162(m), that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.
(i) In addition, in the event that changes are made to Section 162(m) to permit greater flexibility under the Plan, the Committee may make any adjustments it deems appropriate.
(j) No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.
(k) All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
8. Compliance with Code Section 409A
To the extent that a separate deferral election under the Deferred Compensation Plan pursuant to Section 5 is not offered to a Participant with respect to Awards under the Plan, or Awards under the Plan are not mandatorily deferred under the Deferred Compensation Plan in the discretion of the Committee pursuant to Section 5, it is intended that the Awards granted to Participants pursuant to this Plan shall not constitute “deferrals of compensation” within the meaning of Code Section 409A and, as a result, shall not be subject to the requirements of Code Section 409A. The Plan is to be interpreted in a manner consistent with this intention.
Notwithstanding any other provision in this Plan, if a separate deferral election pursuant to Section 5 is offered to a Participant with respect to an Award under this Plan or Awards under the Plan are mandatorily deferred in the discretion of the Committee pursuant to Section 5, the deferral of those Awards shall be governed by and subject to the rules of Code section 409A and the Deferred Compensation Plan.

It is intended that amounts deferred pursuant to the provisions of this Plan will not be taxable under Code section 409A. This Plan shall be interpreted and administered, to the extent possible, in a manner that does not result in a “plan failure” (within the meaning of Code section 409A(a)(1)) of this Plan or any other plan or arrangement maintained by the Company. The Plan is designed to comply with Code section 409A (without incurring penalties). In the event of an inconsistency between the terms of the Plan and Code section 409A, the terms of Code section 409A shall control.